UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2017

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2017, CareDx Pty Ltd (“CareDx Pty”), a wholly owned subsidiary of CareDx, Inc. (the “Company”), entered into a business sale agreement (the “BSA”) with Conexio Genomics Pty Ltd (“Conexio”), an affiliate of Illumina, Inc., pursuant to which CareDx Pty agreed to purchase from Conexio, and Conexio agreed to sell to CareDx Pty, certain assets, including intellectual property, of Conexio relating to its business of the manufacturing and selling of Sequencing Based HLA Typing (SBT) products (the “Acquisition”).

In connection with the Acquisition, CareDx Pty will (i) on or before July 1, 2017, pay to Conexio up to $232,792 for finished goods, (ii) upon the earlier to occur of December 31, 2017 and the 30th day after CareDx Pty’s first productive use of unfinished inventory purchased in the Acquisition, pay to Conexio $156,159, (iii) make quarterly payments to Conexio in an amount equal to 20% of the gross revenue derived by CareDx Pty and its affiliates from the sale of products using assets purchased in the Acquisition until such time as an aggregate total of $735,000 has been paid, (iv) assume all obligations under the lease of the Conexio facilities, and (v) assume all liabilities for product warranty claims in relation to products sold prior to and including the completion date, up to a maximum amount of $35,000.

The BSA contains customary representations, warranties and covenants of CareDx Pty and Conexio. Subject to certain customary limitations, Conexio has agreed to indemnify CareDx Pty and its affiliates against certain losses related to, among other things, breaches of Conexio’s representations and warranties.

The completion of the Acquisition is subject to various conditions, including the novation or assignment of the lease over the premises located in Freemantle, Western Australia to CareDx Pty. Subject to the satisfaction of such conditions, the Acquisition is expected to close on January 21, 2017 or a time shortly thereafter as may be agreed upon by the parties.

In connection with the Acquisition, (i) CareDx Pty and Conexio will enter into a License Agreement, pursuant to which Conexio will grant CareDx Pty a license to use certain software, technology and trademarks owned by Conexio, and (ii) Illumina Australia Pty Ltd (“Illumina”) will enter into a Secondment Agreement, pursuant to which Illumina will provide CareDx Pty with access to the services of an employee of Illumina for a period of 12 months following the closing of the Acquisition for the purpose of assisting with the transfer of manufacturing operations and overall expertise associated with the assets purchased in the Acquisition.

The foregoing description of the BSA does not purport to be complete and is qualified in its entirety by reference to the full text of the BSA, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”) or the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2017 (the “Form 10-Q”). Certain terms of the BSA have been omitted from this Current Report on Form 8-K and will be omitted from the version of the BSA to be filed as an exhibit to the Form 10-K or the Form 10-Q, as applicable, pursuant to a confidential treatment request that the Company plans to submit to the Securities and Exchange Commission (the “SEC”) at the time of the filing of the Form 10-K or the Form 10-Q, as applicable.

The representations, warranties and covenants contained in the BSA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the BSA and may be subject to limitations agreed upon by the contracting parties. Accordingly, the BSA is incorporated herein by reference only to provide investors with information regarding the terms of the BSA, and not to provide investors with any other factual information regarding the Company, CareDx Pty or its or their business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2017	CAREDX, INC.

	By:	/s/ Charles Constanti
Charles Constanti
Chief Financial Officer